MASTER SERVICES AGREEMENT FOR
CLINICAL RESEARCH ORGANIZATION SERVICES

This Master Services Agreement (the "**Agreement**") is effective as of (the "**Effective Date**"), is entered into by and between **Therapeutic Solutions International Inc**, with its principal offices located at 701 Wild Rose Lane, Elk City, Idaho 83525 USA (hereinafter "**SPONSOR**"), and **BIORASI, LLC,** a Florida limited liability company, with its principal office located at 18851 NE 29th Ave., Suite #800, Aventura, Florida 33180 USA on behalf of itself and its Affiliates (as defined below) (hereinafter "**BIORASI**"). SPONSOR and BIORASI may be referred to herein as "**Party**" or collectively as "**Parties**".

WHEREAS:

a. SPONSOR is a company that is engaged in the development, manufacture, distribution, and/or sale of pharmaceutical products;

b. BIORASI is a contract research organization ("CRO") engaged in the business of providing clinical research services, clinical research professionals, and contract clinical, technical, and other related services;

c. SPONSOR desires to retain certain services of BIORASI from time to time on a project basis to perform clinical research and related services in connection with certain clinical research projects that SPONSOR is conducting ("Project"), as more fully set forth in Work Order(s) (as defined below), and which are to be attached to this Agreement, made part of and incorporated herein by reference; and,

d. BIORASI is willing to provide such services to SPONSOR in accordance with the terms and conditions of this Agreement and individual Work Orders as agreed to by the Parties.

NOW, THEREFORE, for good and valuable consideration, the exchange, receipt and sufficiency of which are acknowledged, the Parties hereby covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1 **Definitions**. Unless otherwise expressly defined in the Agreement, each of the following capitalized terms shall have the meaning given to it as set forth in this Section 1.1.

a) **Administration Fee** means the fee charged by BIORASI, and mutually agreed to in writing by the SPONSOR, for the management of Third Parties and administration of Pass-Through Costs. The Administration Fee shall be calculated as a percentage of the Third Parties costs and Pass-Through Costs and shall be set forth in the applicable Work Order and mutually agreed to by the Parties.

b) **Affiliate** means all entities controlling, controlled by, or under common control with SPONSOR or BIORASI, as the case may be. The term "control" shall mean the ability to vote fifty percent (50%) or more of the voting securities of a Party or entity, or otherwise having the ability to influence and direct the polices and direction of a Party or entity.

c) **Applicable Laws** means (a) all federal, state, local and common laws, statutes, rules, regulations, and ordinances, and those applicable international laws and regulations, including but not limited to those relating to business conduct, privacy, (including HIPPA Regulations at 45 CFR Part 160-164) and regulatory matters; (b) the European Union Directive 2016/679 General Data Protection Regulation (GDPR) in addition to all country-specific data protection and privacy laws and regulations; (c) health and

safety guidelines, which govern the Clinical Site's services, a Project, a Study, BIORASI's Services, or SPONSOR's or BIORASI's business, including, but not limited to, (i) the Federal Food, Drug, and Cosmetics Act, 21 U.S. Code Chapter 9, Subchapter I 301, *et seq.* and regulations thereunder, (ii) the European Medicines Agency, Good Clinical Practices, regulations and guidance governing the conduct of clinical research and the protection of human subjects ("**GCP**"), (iii) the International Conference on Harmonization of Technical Requirements for Registration of Pharmaceuticals for Human Use ("**ICH**"), (iv) CIOMS International Ethical Guidelines for Biomedical Research Involving Human Subjects (2002) and its amendments and, (v) laws, rules and regulations regarding the federal anti-kickback statute (42 USC 1320a-7(b)) and the Foreign Corrupt Practices Act of 1977 ("**FCPA"**) 15 USC §§78dd-1, *et seq*.

d) **Budget** means, with respect to a given Work Order, the budget and payment schedule included as part of such Work Order as an attachment, as may be increased or decreased from time to time pursuant to Section 2.5.

e) **Cause** means an uncured material breach, or any of the events listed in Sections 8.2(c) and 8.3(c).

f) **Clinical Site** means the investigational facility, and its affiliates, such as, but not limited to, hospitals, research institutions, and corporate site networks, where a Study is conducted.

g) **Clinical Trial Agreement** ("**CTA**") means the clinical research agreement executed by BIORASI and/or SPONSOR, on the one hand, and a Clinical Site and/or Investigator, on the other hand, in connection with a Work Order.

h) **Confidential Information** as set forth in Section 5.3

i) **Contract Currency** means the currency, or currencies, designated in any Budget or payment schedule set forth in a Work Order. If the currency is not so designated, the Contract Currency shall be U.S. dollars.

j) **Deliverables** means documents, materials and items that are identified as a "deliverable" in a Work Order, and are to be delivered to SPONSOR by BIORASI in accordance with the direction set forth in a Work Order, and includes, without limitation, all case report forms, reports related to a Study, financial records relating to fees and expenses incurred in BIORASI's performance of Services.

k) **Disclosing Party** has the meaning set forth in Section 5.3

l) **Effective Date** means the date when the Agreement becomes a legally binding business arrangement between the named Parties to the Agreement, and, shall be the date listed on the first page of this Agreement.

m) **Informed Consent Form** ("**ICF**") means the document used during the informed consent process to explain to potential Study Subjects the purpose, treatment procedures, risks and potential benefits of participating in a Study, and the rights and the responsibilities of the parties involved, and which the Study Subject executes to indicate his or her consent to participate in the Study.

n) **Investigator** means an individual who conducts a clinical research study at a Clinical Site under the terms of the applicable CTA.

o) **Materials** mean any product, other than SPONSOR Drug Product, provided by SPONSOR to BIORASI or a Clinical Site, for use in connection with a Study as set forth in a Work Order.

p) **Pass-Through Cost** means the amount paid for an expense incurred in connection with BIORASI's

performance of the Services, and for which BIORASI shall seek reimbursement from SPONSOR. Examples of Pass-Through Costs include, but are not limited to, travel expenses, shipping costs and regulatory fees.

q) **Principal Investigator** means an Investigator under whose immediate direction the investigational medicinal product provided by SPONSOR is administered, dispensed, or used.

r) **Project Manager** means the individual designated by each Party who shall be responsible for representing such Party in day-to-day communications and technical matters in connection with a specific Work Order.

s) **Protocol** means a document that describes the objective(s), design, methodology, statistical considerations, and organization of a Study, prepared and solely owned by the SPONSOR.

t) **Protocol Synopsis** means a document summarizing the elements of a Study relevant to the Work Order.

u) **Receiving Party** has the meaning set forth in Section 5.3

v) **Regulatory Authority** means any international, national, regional, state, or local regulatory agency, department, bureau, commission, council, or other governmental entity involved in granting authorization for conducting a clinical trial or approving a SPONSOR Drug Product.

w) **Serious Adverse Event (SAEs)** shall mean any adverse Study Subject experience, regardless of cause, whether known or unknown, that occurs during the clinical conduct of the Study that results in any of the following outcomes: death, a life-threatening adverse experience, in-patient hospitalization or prolongation of existing hospitalization, a persistent or significant disability/incapacity, or a congenital anomaly/birth defect. Important medical events that may not result in death, be life-threatening, or require hospitalization may be considered a SAE when, based upon appropriate medical judgment, they are likely to jeopardize the Study Subject and/or to require medical or surgical intervention to prevent one of the outcomes listed in this definition.

x) **Services** means the activities to be performed by BIORASI on behalf of and for SPONSOR in connection with a specific Work Order, and such activities shall be set forth in such Work Order. Services may include, but not be limited to, strategic planning, expert consultation, clinical trial services (such as site identification, selection, monitoring, contracting and administration of payments on behalf of SPONSOR, initiation, and facilitation of recruitment/enrollment), statistical programming and analysis, data processing, data management, regulatory work, clerical work, project management services, and other clinical research and development services requested by SPONSOR.

y) **SPONSOR Drug Product** means any pharmaceutical composition or other product that is the subject of a Study under any Work Order entered by the Parties and provided by the SPONSOR.

z) **Study** means, with respect to any Work Order, the clinical research study or clinical trial conducted pursuant to a Protocol developed for such Work Order.

aa) **Study Subject** means an individual who is or becomes a participant in clinical research, either as a recipient of the test article or as a control. A Study Subject may be either a healthy human or a patient.

bb) **Subcontractor** means an individual or company selected and contracted by BIORASI (subject to Section 3.3), on its own behalf, for the purpose of performing certain CRO-type Services required under this Agreement or any Work Orders.

cc) **Third Party** means an individual or company contracted by SPONSOR, or by BIORASI on behalf of and at the instruction of SPONSOR, in connection with a Work Order to perform services that fall outside the scope of Services to be provided by BIORASI. Examples of Third Parties include, but are not limited to, pre-clinical labs, Clinical Sites, Investigators, bio-analytical and central laboratories, manufacturing, packaging or formulation services providers, and logistics services providers. Such Third Parties are not parties to this Agreement and are not beneficiaries of this Agreement.

dd) **Transfer of Obligations** means a document agreed to by the Parties in writing, and submitted to a Regulatory Authority(ies), which details which obligations SPONSOR and BIORASI mutually agree to transfer to BIORASI for the duration of the Work Order.

ee) **Work Order** ("**WO**") means a document describing the Parties' respective obligations and delineating the activities to be undertaken by BIORASI in connection with a specific Project.

1.2 Interpretation

a) Unless otherwise specifically provided in this Agreement, a reference to a statute or to a regulation issued by a Regulatory Authority includes the statute or regulation in force as of the date hereof, together with all amendments and supplements thereto, and any statute or regulation substituted for such statute or regulations.

b) Terms defined in the singular have the corresponding plural meaning when used in the plural, and terms defined in the plural have the corresponding singular meaning when used in the singular.

c) If any provision of this Agreement conflicts with a provision of a WO, the provision of the WO shall prevail.

ARTICLE 2
SCOPE OF WORK

2.1 Performance Standards

BIORASI shall perform all Services pursuant to the applicable WO in compliance with this Agreement, the applicable approved Protocol, applicable professional standards, Applicable Laws, BIORASI'S Standard Operating Procedures, and in accordance with SPONSOR's written direction and requirements, using a degree of skill, diligence and expertise consistent with industry standards. BIORASI shall use its best efforts to control and limit the costs and expenses associated with this Agreement and any WO.

2.2 Work Orders

(a) The Parties acknowledge that, from time to time, SPONSOR may request BIORASI to assist, on behalf of the Sponsor, in the conduct of a Study in accordance with this Agreement and a written WO. The WO shall contain a list of Services to be performed by BIORASI, which may include, but not be limited to, strategic planning, expert consultation, clinical trial services (including site identification, selection, monitoring, contracting and administration of payments on behalf of SPONSOR, initiation, and facilitation of recruitment/enrollment), statistical programming and analysis, data processing, data management, regulatory work, clerical work, project management services, and other clinical research and development services requested by SPONSOR and agreed to by BIORASI, as set forth in the WO. The WO shall also identify tasks and responsibilities to be performed by the SPONSOR.

(b) The Parties agree that SPONSOR shall be solely responsible for the final review and approval (as

evidenced by SPONSOR's signature) and adoption of each Protocol pursuant to a WO, and, BIORASI shall not be liable for the content of such Protocol, but, shall operate in accordance therewith.

(c) Any services provided by, or to be provided by, BIORASI that are not specifically identified in a WO are considered outside the scope of the WO.

2.3 Transfer of Obligations Under 21 CFR § 312

For Studies governed by the FDA under an active Investigational New Drug program, in order to comply with certain provisions of 21 CFR Part 312, Subpart D, some or all of the responsibilities of Sponsors and Investigators, including regulatory responsibilities, may be transferred to BIORASI upon request from SPONSOR and as agreed between the Parties and documented in an attachment (referred to as "Transfer of Regulatory Obligations" and also identified as "TORO") to each WO. Each Party shall provide such reasonable cooperation as the other Party may request in connection with the other Party's compliance with the applicable provisions of Part 312.

2.4 SPONSOR's Obligations Relating to Services NOT Transferred

(a) SPONSOR or its designees shall perform all other Study-related obligations not specifically transferred to BIORASI under a WO, and such performance shall be in accordance with the requirements, terms and conditions of each WO and this Agreement. For studies governed by the FDA, and unless otherwise set forth in the relevant WO, SPONSOR shall be responsible for all communications with the FDA, including, but not limited to, registration of the SPONSOR's Study with ClinicalTrials.gov, and safety reporting. SPONSOR shall promptly provide BIORASI with information available to it regarding known hazards associated with the use of any substances that are the subject of a Study, SPONSOR Drug Product and/or Materials supplied to BIORASI by, or on behalf of, SPONSOR. SPONSOR agrees that it shall comply with all Applicable Laws and regulatory requirements concerning the shipment of such substances, SPONSOR Drug Product and/or Materials supplied to BIORASI by or on behalf of SPONSOR by land, sea or air.

(b) The Parties shall cooperate with each other in providing information to the other Party, taking action and executing documents, as appropriate, to achieve the objectives of this Agreement. SPONSOR acknowledges and agrees that BIORASI's performance under this Agreement is dependent on SPONSOR's timely and reasonable cooperation with BIORASI.

2.5 Amendments, Change Orders, and Other Changes

(a) The Parties may make changes and modifications to this Agreement, only by the issuance of a mutually agreed to written amendment that is executed by the authorized representative of both Parties. This Agreement may not be amended by an oral agreement.

(b) No modification, amendment or waiver of any term or provision of a WO shall be effective unless it is in writing and executed by both Parties. If the Parties agree that the Services to be performed under any WO need to be changed, then BIORASI shall prepare and deliver to the SPONSOR a proposed change order for such WO detailing the changes and costs associated with such change ("**Change Order**"), to be executed by an authorized representative of each Party. Each Party acknowledges and agrees that, except as set forth in Section 2.5(c), in no event shall BIORASI perform any of such modified (out-of-scope) Services until such time as (i) a relevant Change Order is executed, or, (ii) SPONSOR issues written authorization directing BIORASI to proceed with the implementation of the out-of-scope Services in parallel to the preparation and mutual agreement of a Change Order, in accordance with the process defined below, or, in accordance with such other approval process, as may be outlined in a WO.

(c) In rare instances in which urgency and expediency demand it, SPONSOR may issue written direction to BIORASI authorizing the initiation of a task that is outside the scope of a specific WO and prior to the issuance of a formal Change Order. As part of such written directive, and as agreed informally by the Parties, the SPONSOR shall also authorize a Not-To-Exceed (NTE) funded amount that is to be utilized in the initiation of the task over a specified period of time. In parallel to performance of the initial work efforts, BIORASI shall submit a Change Order, inclusive of scope definition, schedule and incurred actuals to date with an Estimate-To-Complete (ETC), for the entire out-of-scope task. The Change Order shall be mutually agreed to and executed by the Parties prior to or concurrent with the exhaustion of the NTE funding and its associated timeline.

(d) In the event of a change, not within the Parties' control, which may include, but not be limited to, a regulatory change, that affects, or is likely to affect, the Services, the Parties shall promptly notify each other in writing of such change, and shall make every reasonable effort to satisfy any new requirements within the scope of the Protocol and in accordance with this Agreement and any applicable WO(s). If, however, the Parties agree that BIORASI's compliance with such change necessitates a change in the Protocol, only SPONSOR has the authority to revise the Protocol. If the Protocol is revised pursuant to regulatory changes, the Parties shall jointly determine if a corresponding change in the scope of the WO, schedule and price is required. If the Parties agree that the WO needs to be revised, SPONSOR shall issue a written request for a proposal, BIORASI shall submit a revised technical and cost proposal for SPONSOR'S approval, and the Parties shall execute a Change Order prior to the incorporation of any such changes in the WO.

2.6 Records, Performance Reviews and Compliance Audits

(a) BIORASI shall maintain all books and records relating to (i) the Services performed and (ii) for SPONSOR's Study/ies, as specifically tasked under each respective WO. SPONSOR may, after providing reasonable advance written notice, visit BIORASI's facility, or Clinical Sites, on mutually agreed upon dates and times, during normal business hours and at SPONSOR's own cost, to audit such books and records, and to conduct inspections or quality assurance audits of the Services. Such audits shall be conducted with the frequency SPONSOR judges to be reasonably necessary to ensure that the Study is well-conducted and in compliance with regulatory requirements with the understanding and agreement to coordinate such in a manner to not cause undue interruption or delay of BIORASI's Project activities.

(b) For purposes of this Section, SPONSOR may designate an authorized representative of SPONSOR to conduct or participate in an audit, inspection, or review as outlined herein. The representative shall not include any employee of any direct competitors of BIORASI's business relating to the performance of CRO services. If, upon receipt of notice from SPONSOR that a representative of SPONSOR shall conduct or participate in an audit, inspection, or review pursuant to this Section, and BIORASI reasonably believes that such representative is an employee or agent of a direct competitor of BIORASI's business relating to performance of CRO services, BIORASI shall immediately notify SPONSOR of such belief in writing, and SPONSOR shall substitute such representative with another SPONSOR representative for such audit, inspection or review. BIORASI shall use its best efforts to cooperate with SPONSOR to reschedule the audit, inspection, or review for such time as a "non-competitor" representative of SPONSOR is available. BIORASI shall additionally be permitted, within its sole discretion, to require any non-employee representative of SPONSOR conducting or participating in an audit, inspection or review to execute a reasonable, standard confidentiality agreement with BIORASI prior to the audit, inspection or review.

(c) At SPONSOR's request, BIORASI shall participate in reviews of the performance of the Project under this Agreement and discuss with SPONSOR ways in which such performance might be improved. Unless for Cause or as otherwise set forth in a WO, such reviews shall not occur more than twice per calendar year, or as otherwise mutually agreed to by the Parties. Procedures and personnel required for such performance reviews shall be specified in each WO or other signed document.

2.7 Regulatory Inspections

(a) Except where prohibited by Applicable Law, if either Party learns that it is the subject of an inspection, investigation, or audit by a Regulatory Authority that directly relates to a Study, Services, or SPONSOR Drug Product, it shall promptly notify the other Party in writing, within five (5) business days, and provide the other Party with copies of any warning letters, adverse notices, reports, or other documents that it receives in connection therewith. SPONSOR shall be allowed to be present for said audit, investigation or inspection but shall in no way inhibit the performance and cooperation by BIORASI to the Regulatory Authority.

(b) BIORASI shall make all records of the Study which is the subject of such inspection, investigation, or audit, that are in its possession available to all Regulatory Authorities with jurisdiction over the Study at issue. BIORASI shall coordinate with the SPONSOR and if requested, BIORASI shall provide to SPONSOR a copy of those records provided to the Regulatory Authority at the same time it provides them to the Regulatory Authority.

(c) If BIORASI, on SPONSOR's behalf, enters into CTAs with Clinical Sites, then BIORASI shall require each Investigator and Clinical Site to inform SPONSOR in writing within five (5) business day of being notified by any Regulatory Authority of an audit, if advance written notice is given, or within one (1) business day of the beginning of an audit by a Regulatory Authority, if no notice is given. Except where specifically prohibited by a Regulatory Authority, BIORASI shall request of the Regulatory Authority confirmation that SPONSOR or its representative, or at SPONSOR's option, BIORASI or its representative, be permitted to be present and directly communicate with such Regulatory Authority representatives concerning any matters arising in connection with any audit of any Investigator or Clinical Site relating to a Study.

2.8 Reporting on Study Progress.

(a) BIORASI shall deliver to SPONSOR such reports and forecasts pertaining to its activities as defined in each WO, such as information related to status of Clinical Sites and Investigators, Study Subject enrollment and monitoring reports in electronic format compliant with applicable Regulatory Authority requirements in accordance with direction set forth in the WO.

(b) BIORASI shall provide prompt written notice to SPONSOR of any circumstance, such as a delay, of which BIORASI becomes aware, and that BIORASI reasonably believes could adversely affect a Study or performance of the Services.

(c) SPONSOR shall provide prompt written notice to BIORASI of any circumstance, such as a delay, of which SPONSOR becomes aware, and that SPONSOR reasonably believes could adversely affect a Study or performance of the Services.

ARTICLE 3
QUALIFICATIONS, PROJECT MANAGER, SUBCONTRACTING, AND THIRD PARTIES

3.1 Qualifications

BIORASI shall ensure its employees and Subcontractors performing Services have, the level of skill necessary for BIORASI to meet its obligations under this Agreement, and have been trained on BIORASI's Standard Operating Procedures and all Applicable Laws.

3.2 Project Manager

For each WO, each Party must designate a Project Manager, and provide the name, title, phone number, and e-mail address of each Project Manager. All communications regarding Services and transfer of Deliverables under any WO shall be transmitted through the respective Project Managers. Either Party may change its Project Manager for any WO at any time upon written notice to the other Party.

3.3 Subcontractors

BIORASI may use Subcontractors to perform a certain portion of the Services on behalf of BIORASI, provided that BIORASI provide SPONSOR with advance notice of such intent, and that each Subcontractor agrees in writing, as part of its contract requirements, to be bound by terms that are consistent with, and no less stringent than, those contained in this Agreement and the applicable WO, including provisions requiring recognition of and/or the assignment to SPONSOR of rights to any SPONSOR Intellectual Property and any associated Confidential Information arising from such Subcontractor's performance. BIORASI understands and agrees that all SPONSOR Intellectual Property shall be assigned to SPONSOR and, as necessary, BIORASI shall apprise each Subcontractor of such fact. BIORASI shall only be directly responsible and liable for the acts and omissions of its Subcontractors that relate to the Services they are performing in fulfillment of a specific WO.

3.4 Third Parties.

(a) SPONSOR shall provide written instruction and authorization as part of the CRO Services scope in a WO for BIORASI to retain a Third Party on SPONSOR's behalf. BIORASI shall only enter into any agreements with Third Parties at SPONSOR's written request and direction, and if such Third Parties are engaged, such Third Parties shall be independent contractors and shall not be considered the employees, agents, or a subcontractor of BIORASI. BIORASI shall not enter into any agreement with any Third Party without SPONSOR's review and approval of such agreement with such Third Party, and SPONSOR shall be a party to and execute any such agreement with a Third Party together with BIORASI. BIORASI does not warrant nor assume any liability for any acts or omissions of Third Parties, nor shall SPONSOR seek to hold BIORASI responsible for the actions or omission of Third Parties.

(b) BIORASI shall comply with and fully enforce all provisions of such Third-Party agreements on SPONSOR's behalf, either solely or together with SPONSOR. To the extent any provisions affect, or are likely to affect, any of SPONSOR's rights and/or obligations, BIORASI shall not amend, waive or settle any dispute, or permit any amendment or waiver of or settlement of any dispute, without the prior written consent of SPONSOR, which consent shall not be unreasonably withheld, conditioned or delayed. Upon SPONSOR's written request and direction, BIORASI shall terminate or assign any such Third-Party agreement to SPONSOR or its designee.

(c) If, pursuant to the applicable WO, SPONSOR delegates to BIORASI the negotiation and execution of CTAs, SPONSOR shall provide an approved CTA template to be used by BIORASI. Alternatively, in SPONSOR'S discretion, SPONSOR shall review and approve a CTA template provided by BIORASI. The SPONSOR shall also approve all material changes to such template that may be proposed by BIORASI, a Clinical Site or Principal Investigator. If SPONSOR does not delegate this function to BIORASI, then SPONSOR shall keep BIORASI regularly informed as to the status of SPONSOR's negotiations with Clinical Sites and Principal Investigators that would be involved in or affect BIORASI's performance of Services.

(d) If BIORASI is required to pay Third Parties on behalf of the SPONSOR, the respective WO shall include in the Budget, the Third-Party payment schedule. The WO shall also identify the applicable payment terms whereby upon WO execution, the SPONSOR shall issue an advance funding amount to BIORASI for purposes of administering payments to the Third Parties. Said advance funding amount is based upon a mutually agreed to percentage of the total Third Party costs identified within the WO Budget. BIORASI shall invoice monthly for all other Third-Party costs other than the advanced funding amount on an "as incurred actuals" basis in accordance with the payment schedule set forth in the Budget. Monthly invoices shall be submitted at the first of each month

for the duration of the respective WO. At the end of the Study of that WO, BIORASI shall reconcile the total amount of Third Party payments received from SPONSOR with the total amount of Third Party costs invoiced by BIORASI. SPONSOR shall invoice BIORASI if excess funds are determined to be refunded. If additional costs are incurred, BIORASI shall notify the SPONSOR by issuance of a Change Order and under which the SPONSOR shall provide the additional necessary funding, as agreed to between the Parties. If applicable, each WO shall include within its payment terms and Budget, an Administration Fee for the administration and maintenance of the Third Party agreements.

ARTICLE 4
BILLING AND PAYMENT

4.1 Fees and Expenses

(a) For actual performance of Services in accordance with this Agreement and the applicable WO, SPONSOR shall pay BIORASI the undisputed portion of amounts due under the applicable WO and in accordance with the WO's attached Budget. If SPONSOR requests in writing the performance of additional CRO Services or requires BIORASI to incur additional Third Party and Pass-Through Costs, the Parties shall follow the Change Order process as described in Section 2.5 prior to BIORASI performing any additional Services or incurring any additional Third Party and Pass-Through Costs.

(b) A Rate Card shall be attached to each WO, and such rates shall be used to calculate any additional costs associated with the approved Change Orders. BIORASI may adjust the Rate Card after providing written notice to SPONSOR.

(c) All Third Party and Pass-Through Costs shall be billed to SPONSOR on an "incurred actuals" basis and shall include an Administration Fee. Only those Third Party and Pass-Through Costs set forth in the Budget of the specific WO shall be reimbursed, unless such Pass-Through Costs are otherwise pre-approved in writing by SPONSOR. BIORASI shall use its good faith efforts to obtain competitive pricing for all Third Party and Pass-Through Costs. All invoices for Third Party and Pass-Through Costs shall be accompanied by supporting documentation and reviewed by BIORASI for accuracy and reasonableness.

4.2 Invoices

(a) Each WO shall detail the specific invoicing procedures that shall be used for such WO.

(b) SPONSOR shall pay all undisputed amounts within thirty (30) days after its receipt of an invoice. SPONSOR may withhold payment on any amount that it disputes in good faith. SPONSOR shall provide to BIORASI written notice of the basis of the dispute within thirty (30) days of its receipt of the invoice. Failure to provide such written notice shall be deemed an acceptance of all such invoiced amounts. The Parties shall make a good faith effort to resolve any billing dispute, and good faith billing disputes shall not be cause for non-performance under this Agreement or WO, nor shall SPONSOR's withholding of such payment constitute a material breach. SPONSOR shall issue payment to BIORASI within thirty (30) days following resolution of any such dispute.

(c) If SPONSOR fails to make any payment when due, then, in addition to all other remedies that may be available, BIORASI may charge interest on the past due amount at the rate of one and one-half percent (1.5%) per month, calculated daily and compounded monthly or, if lower, the highest rate permitted under applicable law. SPONSOR shall also reimburse BIORASI for all reasonable costs incurred by BIORASI in collecting any late payments or interest, including reasonable attorneys' fees, court costs and collection agency fees.

4.3 Payments

SPONSOR shall remit all payments to BIORASI under this Agreement by check or wire transfer. If made by check, payment shall be mailed to:

BIORASI, LLC
18851 NE 29th Ave., Suite #800
Aventura, FL 33180 USA

If payment is made by wire transfer, payment shall be wired to:

Receiving Bank: **City National Bank, Los Angeles, CA, USA**
SWIFT/BIC: **CINAUS6L**
RTN/ABA: **122016066**
Account: **210641696**
Name on Account: **Biorasi, LLC**

4.4 Currency Management

(a) All fees owed to BIORASI for Services performed in accordance with this Agreement and any applicable WO shall generally be invoiced to and paid by SPONSOR in the Contract Currency.

(b) For Pass Through Costs and Third Party costs, the bid currencies will be tracked and managed against the Contract Currency established in each WO. At the end of each calendar quarter, a currency review may occur to assess the impact of currency fluctuation for Pass Through Costs and Third Party costs by comparing the actual average exchange rate(s) as published by Oanda.com (historical currency converter; average exchange rate with the basis the MID between the bid and the ask rate) to the Pass Through Cost and Third Party costs currency exchange rate(s) set out in the WO. If the actual average exchange rate differs (up or down) by more than 5% from the currency exchange rate(s) in the applicable WO, BIORASI will apply this percent difference against the amounts invoiced for fees since the last review was carried out. Such currency exchange rate adjustment will be credited (or debited) against the next invoice issued to SPONSOR. If more than one bid currency is being tracked, the currency fluctuation review will compare the weighted average actual exchange rate to the weighted average exchange rate set out in the applicable WO.

4.5 Taxes

BIORASI acknowledges that it shall be responsible for paying the appropriate amount of all federal, state, and local income taxes as to all compensation paid to BIORASI pursuant to this Agreement. SPONSOR has no responsibility whatsoever for withholding or paying any such taxes for or on behalf of BIORASI. The fees payable under this Agreement or any WO do not include taxes, unless otherwise expressly stated or mutually agreed by the Parties in writing. If taxes are required to be paid on payments made to BIORASI for Services provided pursuant to this Agreement or an applicable WO by any state, federal, provincial or foreign government, then such taxes are the full responsibility of the SPONSOR.

ARTICLE 5
INTELLECTUAL PROPERTY, CONFIDENTIALITY, AND STUDY SUBJECT PRIVACY

5.1 Intellectual Property Rights/Ownership of Work Product

(a) Subject to subsection (c) below, any material, information, documents, data, inventions and discoveries (whether or not patentable or copyrightable or subject to trade secret protection), innovations, suggestions, ideas, processes, know-how, trade secrets, improvements, copyrights, trademarks and/or patents, reports and other intellectual property related to (i) SPONSOR Drug Product, a Study, Protocol, SPONSOR Confidential Information, a Project or WO, or (ii) BIORASI's performance of Services hereunder (including all Deliverables), shall be and remain exclusively with SPONSOR ("**SPONSOR Intellectual Property**"). BIORASI hereby assigns and agrees to assign all rights, title and interest in and to all SPONSOR Intellectual Property to SPONSOR. Inventorship shall be determined in accordance with U.S. patent law.

(b) SPONSOR shall have the sole right to obtain and to hold patents, copyrights, or such other protection that SPONSOR believes to be appropriate to the subject matter, and any extensions or renewals thereof, in and to SPONSOR Intellectual Property. At SPONSOR's expense, BIORASI shall give SPONSOR, or any person designated by SPONSOR, all reasonable assistance required to perfect SPONSOR's rights in and ownership of all SPONSOR Intellectual Property, including, without limitation, the execution of such instruments of assignment and other documents reasonably necessary to do so.

(c) BIORASI possesses certain inventions, processes, technology, know-how, trade secrets, (whether or not patentable or copyrightable or subject to trade secret protection) improvements, other intellectual property and assets, including, without limitation, those related to BIORASI's business or product plans or proposals, marketing strategies, standard operating procedures, data, composition of matter, research, experimental results, personnel data, financial information and conditions, pricing information, customer information, supplier/vendor information, raw materials, data collection and data management processes, laboratory analyses, analytical, biotechnology and clinical methods, procedures and techniques, computer technical expertise and software (including code) which are part of, associated with and relate to BIORASI's conduct of its business or operations, and which have been independently developed prior to the Effective Date, without the benefit of any information provided by SPONSOR, including, without limitation, SPONSOR Drug Product or SPONSOR Confidential Information (collectively, "**BIORASI Property**"). SPONSOR and BIORASI agree that any BIORASI Property or revisions, improvements or enhancements thereto, to the extent such revisions, improvements or enhancements are not SPONSOR Intellectual Property, shall be the sole and exclusive property of BIORASI. BIORASI shall notify SPONSOR in writing prior to inclusion of any BIORASI Property in any Deliverable hereunder, and hereby grants to SPONSOR a limited, royalty-free, fully paid-up, worldwide, non-exclusive, sublicensable, perpetual license to use and exploit such BIORASI Property included within a Deliverable solely to the extent necessary to permit SPONSOR and its Affiliates and sublicensees to exercise its rights in, and utilize the full benefit of the Deliverable. For clarity purposes, SPONSOR shall have no ownership, rights, title and interest to such BIORASI Property, and may not use BIORASI Property to compete with BIORASI in any commercial endeavor or provide BIORASI Property to any competitor of BIORASI.

(d) In fulfillment of a WO, BIORASI shall utilize its own processes, infrastructure, templates and other tools it has developed, otherwise known as BIORASI TALOS™ and Clinical Research Optimized™ processes and infrastructure. At any time during performance of a specific Project hereunder, if BIORASI makes improvements to such processes and tools, BIORASI shall retain full ownership of modifications, improvements or innovations.

5.2 No Other Rights Transferred

Unless otherwise set forth in this Agreement, the Parties expressly acknowledge and agree that: (a) neither SPONSOR nor BIORASI transfers to the other Party any license to any patent, copyright, trademark, trade secret or other proprietary right that SPONSOR or BIORASI owns prior to or as of the Effective Date, or that SPONSOR or BIORASI lawfully acquired in a manner independent of this Agreement and the information provided and Services performed hereunder; and (b) SPONSOR does not transfer to BIORASI any right to any SPONSOR Intellectual Property.

5.3 Nondisclosure of Confidential Information.

(a) "**Confidential Information**" shall mean any and all technical and non-technical information, data, or know-how, including, but not limited to, information which relates to the business, business relationships, other trade secrets, services, products, personnel, operations, regulatory matters, technologies, finances, marketing, intellectual property, plans or strategies owned by a Party (the "**Disclosing Party**") which is received or observed by the other Party (the "**Receiving Party**") or its Affiliates, directors, officers, employees, contractors, advisors and agents (its "**Representatives**"), or disclosed by or on behalf of the Disclosing Party to the Receiving Party or its Representatives, either directly or indirectly, in writing, orally, or by graphic, electronic or other means, or by inspection or audit, and whether or not marked as "confidential." For all purposes, all Confidential Information created or derived whilst performing the Services under a respective Work Order and including Sponsor Intellectual Property is owned by and therefore deemed Confidential Information of SPONSOR, and accordingly, for purposes of this Agreement, SPONSOR shall be deemed to the be the Disclosing Party of such Confidential Information and BIORASI shall be deemed to be the Receiving Party. Confidential Information shall not include any information that: (i) had, at the time of disclosure, been previously made public; (ii) is made public after its creation or disclosure, unless such publication is a breach of this Agreement or any other agreement between the Parties hereto; (iii) was, prior to disclosure to the Receiving Party, received from a third party who, to the Disclosing Party's actual knowledge (after reasonable due inquiry) is lawfully in possession of such information and is free from any legal, contractual or fiduciary obligations to use or disclose such information to the Receiving Party; or (iv) is subsequently independently developed by the Receiving Party without reference to any information furnished pursuant to this Agreement, and written documentation is available to establish that such development predated this Agreement.

(b) Each Party, as a Receiving Party, agrees that it: (a) shall not use the Confidential Information of the Disclosing Party for its own use or for any purpose except to perform the Services or any other obligation under this Agreement; (b) shall not disclose the Confidential Information of the Disclosing Party to any person other than its Representatives, who have a reasonable need-to-know such Confidential Information and who have signed confidentiality agreements containing, or are otherwise bound by, confidentiality obligations at least as restrictive as those contained herein; (c) shall cause such Representatives who have access to Confidential Information of the Disclosing Party to use reasonable security measures and preserve, protect and prevent the use, dissemination, disclosure, or publication of the Confidential Information of the Disclosing Party in violation of this Agreement and shall be responsible and liable for any act by its Representatives to the extent prohibited by this Agreement; and (d) shall promptly advise the Disclosing Party in writing of any disclosure, misappropriation or misuse of any Confidential Information of which it becomes aware. Notwithstanding the forgoing, if in the opinion of counsel to the Receiving Party, disclosure of Confidential Information is required by Applicable Laws, Regulatory Authority, court, or other tribunal or applicable stock exchange or self-regulatory organization, the Receiving Party may disclose such Confidential Information, in which case the Receiving Party, to the extent legally permissible and practicable, shall promptly inform the Disclosing Party so that it may take action it deems necessary (and at its sole expense) to protect the Confidential Information or waive compliance with this Section 5.3, and provided further that any disclosure by such Receiving Party is limited to the extent necessary to meet the foregoing requirement and take reasonable steps (at the Disclosing Party's sole cost) in any such disclosure to have the entity requiring such disclosure to protect to the greatest extent possible the confidentiality of all information so disclosed. Any such disclosure by the Receiving Party shall in no event otherwise change, alter or diminish the confidential, proprietary, and/or trade secret status of such Confidential Information, or treatment as such by the Receiving Party, under this Agreement.

(c) The Parties shall use all commercially reasonable efforts to physically protect and secure the integrity and confidentiality of Confidential Information. The Receiving Party shall, to the extent permissible and practicable, promptly report to the Disclosing Party any violation of the terms of this Agreement by its Representatives to the extent that the Receiving Party has actual knowledge of such violation and shall take all reasonable further steps requested by Disclosing Party to present, control or remedy any such violation by the Receiving Party or its Representatives. All documents, information, and other tangible objects containing or representing the Disclosing Party's Confidential Information, including all copies, embodiments or derivatives thereof, in the possession of the Receiving Party shall be and remain the property of the Disclosing Party, and shall be destroyed by the Receiving Party or delivered to the Disclosing Party (at the Disclosing Party's option) upon request of the Disclosing Party. The destruction of the Confidential Information shall not be deemed to release either Party from its obligations hereunder. Notwithstanding the foregoing, the Receiving Party may retain copies of information produced in the normal course of creating electronic back-ups of computer system information (provided access to such Confidential Information is limited to Receiving Party's IT personnel), and keep such Confidential Information of Disclosing Party if and as necessary to comply with applicable legal record keeping requirements (provided access to such Confidential Information is limited to Receiving Party's legal counsel); all such Confidential Information shall remain subject to provisions of this Agreement.

(d) Prior to allowing access to Confidential Information to a Subcontractor or a Third Party as permitted under this Agreement, the Party contracting with such Subcontractor or Third Party shall have or shall obtain agreements with all such Third Parties which imposes confidentiality obligations on such Subcontractor or Third Party that are materially the same as those set forth in this Section 5.3.

(e) The obligations contained in this Section 5.3 shall survive termination of this Agreement for period of ten (10) years from the date this Agreement is terminated.

5.4 Study Subject Privacy.

The Parties shall institute those measures and requirements to ensure the management and treatment of all individually-identifiable health information as confidential and in compliance with Applicable Laws and regulations. BIORASI represents and warrants that it shall not request Personal Identifiable Information (PII) or Protected Health Information ("PHI"), as defined in 45 C.F.R. 160.103, from SPONSOR while providing the Services. In the event that BIORASI receives PII or PHI from SPONSOR, BIORASI shall notify SPONSOR within five (5) business days of its receipt thereof and return or destroy such PII or PHI as directed by SPONSOR.

5.5 Name and Logo.

Each Party hereto may use the other Party's name and logo in publications, presentations and other promotional materials providing such usage adheres with the originating Party's name and logo format and guidelines. Further, the Parties agree that Sponsor shall identify BIORASI as "Collaborator" for each clinical trial posted on the ClincicalTrials.gov website, including all other open access databases/websites, where BIORASI is engaged by SPONSOR.

BIORASI is authorized to issue advertising, marketing, promotional content, news releases, presentations, commentary, white papers, articles, etc., using information, data or results related to, associated with and directly resulting from a Study providing such publication(s) or presentation(s) occurs after: i) all Study sites have been closed, ii) Study data has been collected, iii) Database Lock completed, and, iv) a copy of the publication(s) or presentation(s) is/are provided to the Sponsor, forty-five (45) calendar days in advance of such publication or presentation, for its review and approval in writing. Sponsor's comments to such publication(s) or presentation(s) shall be considered, however, if not incorporated, BIORASI shall advise the Sponsor accordingly. Further it is agreed such publication(s) or presentation(s) shall not include any Sponsor or Study Confidential Information.

ARTICLE 6
REPRESENTATIONS AND AFFIRMATIONS

6.1 Debarment and Disqualification

BIORASI confirms that to best of its knowledge and belief neither BIORASI, nor any of its Representatives performing Services for SPONSOR are named on the Debarment List issued under United States Federal Food and Drug Cosmetic Act, 21 U.S.C. § 533a(e). In addition, BIORASI shall inform SPONSOR promptly and in writing, if at any time during the effectiveness of this Agreement, BIORASI or any of its Representatives are named on the Debarment List and shall use best efforts to ensure that no such person(s) is/are employed, appointed or otherwise engaged by BIORASI. In the event any such person(s) is/are employed, appointed or otherwise engaged by BIORASI, upon learning of such person(s) exclusion status, BIORASI shall inform the SPONSOR in writing and promptly remove such individual(s) from any activities constituting Services hereunder.

6.2 No Warranty

SPONSOR acknowledges and agrees that the results of the Services to be provided hereunder, including results related to the performance of any SPONSOR Study Product Drug or other Material, are inherently uncertain. Accordingly, BIORASI provides no assurance, representation or warranty that any SPONSOR Study Drug or other Material which is the subject of clinical research covered by this Agreement can, either during the term of this Agreement or thereafter, be successfully developed or, if so developed, that it shall receive the requisite approval by the FDA or other regulatory authority.

6.3 Additional Representations and Affirmations

Each Party confirms that:

(a) It is, and at all times during the term of the Agreement shall remain, a corporation, limited liability company, or limited partnership, duly organized, validly existing and in compliance and good standing under the laws of its jurisdiction of organization;

(b) It has the power, authority and legal right to enter into and perform this Agreement and such Party's execution and delivery of, and its performance under, this Agreement shall not violate any judgment, order, law or regulation;

(c) No consent, permission or approval is required for the valid execution and delivery by such Party of this Agreement or for such Party's performance hereunder except those that have been obtained;

(d) This Agreement has been duly authorized, executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms, except to the extent limited by bankruptcy, insolvency or similar laws or by general equitable principles concerning remedies;

(e) There is no litigation or proceeding pending or, to the actual knowledge of such Party's officers, threatened against or affecting it that seeks to enjoin the performance of its obligations under this Agreement, or, if adversely determined, would materially adversely affect its ability to perform such obligations;

(f) It is aware, and it advises its Representatives who have access to any SPONSOR or BIORASI

information (as applicable), of the restrictions imposed by United States and international securities laws on the purchase or sale of securities by any individual or company that has received material, non-public information from the issuer of such securities, and on the communication of such information to any other individual or company when it is reasonably foreseeable that such other individual or company is likely to purchase or sell such securities in reliance upon such information;

(g) It represents, affirms and/or covenants that it and its Affiliates and their respective directors, officers, and employees are currently complying, and have at all times complied, with the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions of 1999 and similar laws of any other jurisdiction (collectively, "Anti-bribery Laws"), and each Party has implemented appropriate internal controls, policies, and procedures, including appropriate training, designed to ensure compliance with the Anti-bribery Laws. In conformity with the Anti-bribery Laws, each Party represents, agrees and covenants that it and its Affiliates and their respective directors, officers, employees and agents shall not directly or indirectly make an offer, payment, promise to pay, or authorize payment, or offer a gift, promise to give, or authorize the giving, of anything of value for the purpose of influencing an act or decision of any Government Official, as defined below, or inducing such a person to use his influence to affect any governmental act or decision in order to assist SPONSOR or BIORASI or their respective Affiliates, in connection with any Project or work for which SPONSOR, BIORASI or their respective Affiliates is/are performing Services under this Agreement. Each Party, upon request, shall provide the other Party with written certifications of compliance with the Anti-Bribery Laws and cooperate with any audit of such compliance that may be requested. For purposes of this Agreement, a "Government Official" is broadly defined as: (i) any elected or appointed government official (e.g., a member of a ministry of health); (ii) any employee or person acting for or on behalf of a government official, agency, or enterprise performing a governmental function; (iii) any political party officer, employee, or person acting for or on behalf of a political party or candidate for public office; (iv) an employee or person acting for or on behalf of a public international organization; or (v) any person otherwise categorized as a government official under local law; where "government" is meant to include all levels and subdivisions of governments (i.e., local, regional, or national and administrative, legislative, or executive); and

(h) It is not owned or controlled, directly or indirectly, by any person or government from any country that is subject to economic, trade, or transactional sanctions imposed by the United States government, and that neither Party nor any of its Affiliates or their respective owners, directors, officers, or employees, appear on any lists of known or suspected terrorists or terrorist organizations.

(i) By executing a WO, the Parties shall be deemed to have remade their respective representations and affirmations in this Section 6.3, and BIORASI shall be deemed to have remade the representations and warranties in Section 6.1, as of the date of such WO.

(j) The respective Parties will not be in violation of any other existing agreement to which they are currently a party.

ARTICLE 7
INDEMNIFICATION, INSURANCE, AND LIMITATION OF LIABILITY

7.1 Indemnification

(a) **By BIORASI**. BIORASI shall indemnify, defend and hold SPONSOR and its Representatives harmless from any third party demands, third party claims, fines, or penalties (collectively, "**Claims**") against SPONSOR (including reasonable costs of defense) to the extent that such Claim directly results from (i) BIORASI's performance of the Services, or, (ii) BIORASI's gross negligence or willful misconduct, except to the extent that such Claims are within SPONSOR's indemnification obligations set forth in Section 7.1(b).

(b) **By SPONSOR**. SPONSOR shall indemnify, defend and hold BIORASI and Representatives harmless from any Claims against BIORASI (including reasonable costs of defense) to the extent that such Claim arises out of or directly results from (i) injury or death that is alleged or sustained by a Study Subject as a result of the SPONSOR Drug Product, the Protocol or the administration of the SPONSOR Drug Product in accordance with the Protocol, (ii) SPONSOR's performance of the tasks designated to it under this Agreement and applicable WO(s), (iii) SPONSOR's gross negligence or willful misconduct, (iv) failure of SPONSOR-hired Third Parties to comply with their obligations under this Agreement, and, (v) SPONSOR's use of any Deliverables or the results of Services provided by BIORASI to SPONSOR under this Agreement, except to the extent that such Claims are within BIORASI's indemnification obligations set forth in Section 7.1(a).

7.2 Notification and Cooperation

If either Party seeks indemnification under this Section 7, it must: (a) notify the other Party in writing within fifteen (15) calendar days of receipt of notice of the Claim (provided, however, that any failure to notify shall not exonerate or otherwise relieve any Party of its indemnification obligations except to the extent the indemnifying Party has actually been prejudiced thereby); (b) cooperate fully with the other (indemnifying) Party in the defense of the Claim; and (c) upon request by the Party providing indemnification, authorize that Party to carry out the sole management of defense, either alone or in conjunction with the Insurer of Record of the Claim, at such Party's reasonable expense.

7.3 Settlement and Compromise

No settlement or compromise of a Claim subject to this indemnification provision shall be binding on the Party providing indemnification without the indemnified Party's prior written consent. Neither indemnifying Party shall admit fault on behalf of the other indemnified Party without the written approval of that indemnified Party.

7.4 Required Insurance

(a) BIORASI shall procure and maintain, at its own expense and with a carrier with an AM Best rating of A or better, during the term of the Agreement and for five (5) years thereafter, adequate insurance against liability and other risks associated with its activities and obligations under this Agreement in such amounts and on such terms as indicated below:

A. Workers' Compensation in accordance with applicable statutory requirements;

B. Employer's Liability with a limit of liability in an amount not less than $ 1,000,000, including coverage for occupational disease;

C. Commercial General Liability, including premises operations, products & completed operations, contractual liability, personal injury and advertising injury, including fire, legal liability for bodily injury and property damage in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate; and

D. Professional Liability insurance, with a limit of liability in an amount not less than $2,000,000 per claim and $6,000,000 in the aggregate.

Upon SPONSOR'S request, BIORASI shall furnish to SPONSOR certificates of insurance evidencing the insurance

coverage stated above. In the case of cancellation, non-renewal or adverse material change in said coverage, BIORASI shall notify SPONSOR in writing of such changed circumstance, and upon SPONSOR's request, shall promptly provide to SPONSOR a new certificate of insurance evidencing that the coverage meets the requirements in this Section 7.4 (a).

(b) SPONSOR shall procure and maintain, at its own expense and with a carrier with an AM Best rating of A or better, during the term of the Agreement and for two (2) years thereafter, adequate insurance against liability and other risks associated with its activities and obligations under this Agreement in such amounts and on such terms as indicated below:

A. Workers' Compensation in accordance with applicable statutory requirements;

B. Employer's Liability with a limit of liability in an amount not less than $1,000,000, including coverage for occupational disease;

C. Commercial General Liability including premises operations, products & completed operations, contractual liability, personal injury and advertising injury including fire legal liability for bodily injury and property damage in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate; and

D. Excess Liability including products liability for the B and C coverage above with a combined single limit in an amount of not less than $5,000,000 per occurrence and in the aggregate.

NOTE: For (C) and (D) coverage, the limits may be provided in the form of a primary policy or combination of primary and umbrella/excess policies. When the minimum contract amounts can only be met when applying the umbrella/excess policy, the umbrella/excess policy must follow the form of the underlying policy and be extended to "drop down" to become primary in the event the primary limits are reduced or aggregated.

Upon BIORASI's request, SPONSOR shall furnish to BIORASI certificates of insurance evidencing the insurance coverages stated above. In the case of cancellation, non-renewal or material change in said coverage, SPONSOR shall notify BIORASI in writing of such changed circumstance, and upon BIORASI's request, shall promptly provide BIORASI with a new certificate of insurance evidencing that the coverage meets the requirements in this Section 7.4 (b).

SPONSOR agrees to waive any rights of subrogation or recovery it may have against BIORASI, its insurers and its parent, subsidiary or affiliated companies. Under the policies described in the above subsections (C) and (D), BIORASI shall be named as an Additional Insured and such insurance shall serve as primary, noncontributory coverage for BIORASI and its parent.

7.5 Limitation of Liability

NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES (INCLUDING LOSS OF DATA, PROFITS OR REVENUE, COST OF CAPITAL OR DOWNTIME COSTS) OR FOR ANY EXEMPLARY OR PUNITIVE DAMAGES DIRECTLY RESULTING FROM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (OR THE TERMINATION HEREOF) OR ANY WORK ORDER, INCLUDING, WITHOUT LIMITATION, LOSS OF ANTICIPATED SALES, TO THE FULLEST EXTENT PERMITTED BY LAW, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT OR ANY WORK ORDER, REGARDLESS OF WHETHER SUCH DAMAGES ARE

BASED IN TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

THE AGGREGATE LIABILITY OF BIORASI, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS TO SPONSOR OR ANYONE CLAIMING BY OR THROUGH THE OTHER PARTY, FOR DIRECT DAMAGES, DIRECTLY RESULTING FROM, ARISING OUT OF OR IN ANY WAY RELATED TO SERVICES PERFORMED UNDER THIS AGREEMENT AND ANY WORK ORDER, UNDER ANY LEGAL THEORY, SHALL NOT EXCEED THE TOTAL AMOUNT OF PAYMENTS (EXCLUDING PASS-THROUGH COSTS) RECEIVED BY BIORASI UNDER THE WORK ORDER FOR THE PORTION OF THOSE SERVICES WHICH ARE THE SUBJECT OF THE CLAIM.

ARTICLE 8
TERM AND TERMINATION

8.1 Term

The initial term of this Agreement shall begin on the Effective Date and shall continue for five (5) years thereafter, unless earlier terminated in accordance with this Article 8. The Agreement may be extended by an amendment executed by both Parties.

8.2 Termination by SPONSOR

(a) SPONSOR may, in its sole discretion, terminate: (i) this Agreement or a given WO for Cause, pursuant to Section 8.2(b) below; (ii) any WO on thirty (30) days' written notice to BIORASI if the specific Project or Study covered in a WO is terminated or is suspended for more than sixty (60) days; or (iii) this Agreement and/or any WO immediately upon written notice to BIORASI for health or safety reasons or as contemplated under Section 6.1.

(b) If BIORASI breaches any material obligation under this Agreement or a WO, and, within forty-five (45) days after receiving written notice from SPONSOR specifying the breach and demanding its cure, BIORASI has not remedied such breach, then SPONSOR may terminate this Agreement and/or a WO at any time thereafter by delivering written notice of termination to BIORASI.

(c) SPONSOR may terminate this Agreement or any or all WOs upon written notice to BIORASI in the event of: (i) a filing of a petition for the reorganization of BIORASI, or for the appointment of a receiver or trust of BIORASI's property, which is not discharged within sixty (60) days by or against BIORASI; (ii) an assignment by BIORASI for the benefit of creditors; or (iii) the taking of possession of property of BIORASI by any governmental authority pursuant to statutory authority for the dissolution or liquidation of BIORASI.

8.3 Termination by BIORASI

(a) BIORASI may, in its sole discretion, terminate this Agreement or a given WO upon forty-five (45) days written notice providing that no WO(s) are outstanding at the time of such notice. Termination under this section shall not relieve the SPONSOR from its obligation to pay for Services completed prior to the effective date of the termination.

(b) If SPONSOR breaches any material obligation under this Agreement or a given WO, and, within

forty-five (45) days after receiving written notice from BIORASI specifying the breach and demanding its cure, SPONSOR has not remedied the breach, then BIORASI may terminate this Agreement and/or a given WO at any time thereafter by delivering written notice of termination to SPONSOR.

(c) BIORASI may terminate this Agreement or any or all WOs upon written notice to SPONSOR in the event of: (i) a filing of a petition for the reorganization of SPONSOR, or for the appointment of a receiver or trust of SPONSOR 'S property, which is not discharged within sixty (60) days by or against SPONSOR; (ii) an assignment by SPONSOR for the benefit of creditors; or (iii) the taking of possession of property of SPONSOR by any governmental authority pursuant to statutory authority for the dissolution or liquidation of SPONSOR.

8.4 Effect of Termination

(a) Upon receipt of notice of any termination by either Party as to any WO pursuant to this Article 8, and unless otherwise instructed by SPONSOR in writing, BIORASI shall (i) promptly wind down activity under that WO in accordance with direction of the SPONSOR and Applicable Laws; (ii) use best efforts to minimize further costs; and (iii) comply with its obligations to return to SPONSOR all information, materials and other Sponsor property relating to that WO.

(b) SPONSOR shall reimburse BIORASI for: (i) all Services performed in accordance with such WO and this Agreement up to the date of termination, including mutually agreed upon and reasonable wind down activity; (ii) all out-of-scope work (including all Third Party and Pass-Through Costs payable in accordance with such WO and this Agreement); and (iii) all reasonable, non-cancellable commitments and expenses properly incurred prior to, but payable after, the effective date of termination. Payment shall be governed by the terms of this Agreement and the applicable WO.

(c) SPONSOR shall retain exclusive ownership and possession of, as well as the right to the use, any and all work in progress under any WO that is terminated, provided that BIORASI has been compensated for those amounts due to BIORASI, as agreed by the Parties, for all Services performed in accordance with such WO and this Agreement up to the date of termination.

8.5 Survival

Upon termination or expiration of this Agreement, the obligations of the Parties shall cease other than the obligations under the following provisions, which shall remain in full force and effect to the extent provided below:

(a) Section 2.6 (Records, Performance Reviews and Compliance Audits) shall continue with respect to any WO for a period of five (5) years following the completion or termination of that WO; and

(b) The following provisions shall continue in accordance with their terms, subject to any applicable statute of limitations:

(i) Article 1 (Definitions and Interpretation)
(ii) Section 2.7 (Regulatory Inspections);
(iii) Section 4.5 (Taxes);
(iv) Article 5 (Intellectual Property, Confidentiality and Study Subject Privacy);
(v) Article 7 (Indemnification, Insurance, and Limitation of Liability);
(vi) Section 8.4 (Effect of Termination) and Section 8.5 (Survival); and
(vii) Article 9 (Miscellaneous).

ARTICLE 9

MISCELLANEOUS

9.1 Third-Party Beneficiaries

This Agreement shall be binding upon, and inure to the benefit of, the Parties and their successors and permitted assigns. SPONSOR agrees that, with SPONSOR's prior written consent, BIORASI may use its corporate Affiliates to fulfill BIORASI's obligations and perform the Services under this Agreement and any WO, provided that BIORASI shall also remain fully responsible for such obligations regardless of whether BIORASI or one of its Affiliates has signed the WO. Any Affiliate so used in the performance of Services shall be subject to all of the terms and conditions applicable to BIORASI under this Agreement or any WO and entitled to all rights and protections afforded to BIORASI under this Agreement and any WO. Any Affiliate of SPONSOR or BIORASI may execute a WO directly with the other Party.

9.2 Entire Agreement

The making, execution, and delivery of this Agreement by BIORASI and SPONSOR have not been induced by, nor have they relied upon, any representations, statements, warranties, or agreements other than those expressly contained herein. With regard to the subject matter herein, this Agreement and the WOs constitute the entire agreement of the Parties, and supersede all previous written or oral representations, agreements and understandings between SPONSOR and BIORASI with respect thereto. This Agreement or any WO cannot be changed, modified, amended or supplemented except by a written instrument mutually agreed to and signed by a duly authorized representative of each of the Parties.

9.3 Severability

If any provision of this Agreement is, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and all such other provisions shall remain in full force and effect. If any provision of this Agreement is held to be excessively broad, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by Applicable Laws.

9.4 Waivers; Approvals; Consents

Except as otherwise specifically provided herein, all waivers, approvals and consents required or permitted under this Agreement must be in writing and signed by a duly authorized representative of the granting Party. If a Party waives or does not insist on strict compliance by the other Party of the performance of any obligation under this Agreement, such waiver or lack of insistence shall not constitute a waiver of any other concurrent or subsequent failure to perform or to comply strictly with any obligation hereunder.

9.5 Notices

All notices, requests, demands, approvals or consents, or other communications under this Agreement, other than day-to-day communications between the Project Managers, must be in writing and shall be deemed given to a Party if delivered in person or by recognized overnight courier or by certified, postage-prepaid mail, return receipt requested, at the address for such Party indicated below or if sent via email to the email address(es) listed below. A Party may change the address or email address to which notice must be delivered by providing written notice thereof to the other Party in compliance with this Section 9.5.

If to BIORASI:
Biorasi, LLC
Harbour Centre at Aventura
18851 NE 29th Ave., Suite 800
Aventura, FL 33180 USA
Attention: Christopher O'Brien
Email: legal@biorasi.com

If to SPONSOR:

Therapeutic Solutions International, Inc.
701 Wild Rose Lane
Elk City, ID 83525
Attention: Timothy G. Dixon
Email: timdixon@tsoimail.com

9.6 Relationship of the Parties

Neither Party to this Agreement shall, by virtue of this Agreement, have any responsibility whatsoever for services provided or contractual obligations assumed by the other Party or any authority to make any statement, representation or commitment of any kind or to take any action binding on the other Party. Nothing in this Agreement may be deemed to make one Party a partner, agent or legal representative of the other Party or to create any fiduciary relationship between the Parties.

9.7 Force Majeure

(a) If a Party is prevented from performing, or is delayed in the performance, of any of its obligations under this Agreement as a result of a Force Majeure (as defined below), such prevention of or delay in performance shall, subject to such Party's satisfaction of the conditions set forth immediately below, be excused during any period in which performance is so prevented or delayed. "Force Majeure" means an event beyond the reasonable control of a Party, including acts of God, terrorism or of the public enemy, acts of the government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, freight embargoes, civil commotions and similar events, but excluding strikes and labor disputes of its own workforce.

(b) A Party shall be excused from performance hereunder as a result of a Force Majeure so long as such Party (i) gives prompt written notice to the other Party describing the particulars of the Force Majeure and its expected impact on performance, and (ii) uses commercially reasonable efforts to overcome the Force Majeure as soon as possible; *provided, however,* that if the Force Majeure continues or is reasonably expected to continue for thirty (30) continuous days and is reasonably expected to materially impact that Party's performance hereunder, the other Party may terminate this Agreement upon five (5) business days written notice.

9.8 Disputes

In the event of a dispute between the Parties relating to this Agreement, the Party seeking to have it resolved must issue to the other Party a written notice setting out all details relevant to the dispute ("Dispute Notice"). Within fifteen (15) calendar days of receipt of a Dispute Notice, an authorized representative of each Party must agree to meet with the other Party's representative via conference call to negotiate resolution of such dispute. The Parties agree that those negotiations must be conducted in good faith and the final outcome, once reduced to writing, shall be binding on the Parties. If the Parties are unable to resolve the dispute in such manner, any and all legal actions arising from or relating to this Agreement shall be commenced in the applicable federal or state court within Miami-Dade County of the State of Florida.

9.9 Governing Law; Waiver of Jury Trial

This Agreement shall be construed, interpreted and applied in accordance with the laws of the State of Florida, without regard to its conflict of laws principles. **FURTHER, EACH PARTY IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR LEGAL PROCEEDING.**

9.10 Remedies

Except as otherwise provided herein, any and all remedies herein expressly conferred shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy. The Parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with its specific terms or are otherwise breached. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof in the applicable federal or state court within Miami-Dade County of the State of Florida, this being in addition to any other remedy to which it is entitled at law or in equity.

9.11 Assignment

BIORASI shall not assign this Agreement, any WO(s), or any portions of Services under a WO, or purport to assign any BIORASI rights or obligations therein, in whole or in part, without first obtaining the SPONSOR's written consent, which shall not be unreasonably withheld. If such consent is given on any particular occasion, it shall still be required for all subsequent assignments. SPONSOR may not assign this Agreement, WO(s) or its rights or obligations therein, in whole or in part, without the written consent of BIORASI, which shall not be unreasonable withheld. Either Party may assign any or all of its rights and obligations under this Agreement without the other Party's written consent to any Affiliate or to another third party by way of merger, acquisition, consolidation, or sale or transfer of all or substantially all of that Party's assets or capital stock. Each Party shall be ultimately responsible for its obligations under this Agreement and the WO (s) if its assignee fails to perform them. This Agreement shall be binding upon the Parties hereto and their respective lawful successors and permitted assigns.

9.12 Change in Law or Rules Governing Clinical Trials

In the event any Applicable Laws governing any Services, including without limitation any GCP regulation, is amended, revised or revoked during the term of this Agreement, the Parties shall discuss the effect of such change on the Agreement and/or on Services being provided under this Agreement and WO, and shall work together in good faith to implement any necessary changes to the Services.

9.13 Legal Fees

If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, or if any proceedings between the Parties arise out of this Agreement, including any tort claims, the prevailing Party shall be entitled to reasonable legal fees, costs, expenses and necessary disbursements, in addition to any other relief to which the Party may be entitled.

9.14 Counterparts and Signature

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which will together constitute one and the same agreement. The Agreement shall be deemed to be fully executed when signed by each of the Parties through original written signature, facsimile signature, Portable Document Format (PDF) signature, validated digital signature, or other reliable electronic means, and delivered to the other Party.

9.15 Headings Not Controlling

Headings used in this Agreement are for reference purposes only and may not be used to modify the meaning of any provision herein.

9.16 Drafting of the Agreement

Each Party participated in the drafting of this Agreement and/or had it reviewed by competent counsel. Accordingly, no presumption shall be given in favor of, or against, any Party in interpreting this Agreement and the normal rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement. The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against a Party.

<< SIGNATURE PAGE FOLLOWS >>

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the Effective Date.

Therapeutic Solutions International Inc

By:______________________ Date: 4-28-2022

By: Timothy G. Dixon
Title: CEO

BIORASI, LLC

By:______________________ Date:______________________

Signed: Friday, April 29, 2022

By: Christopher O'Brien
Title: CEO